                        SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT


PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 19, 1999

                           MICROTEL INTERNATIONAL, INC.
              ------------------------------------------------------
              (Exact Name of Registrant as Specified in Its Charter)

            Delaware                    1-10346                77-0226211
--------------------------------   ----------------       --------------------
(State or other jurisdiction of    (Commission File       (IRS Employer
  incorporation or organization)        Number)            Identification No.)


       4290 East Brickell Street, Ontario, California         91761
       ----------------------------------------------       ----------
          (Address of Principal Executive Offices)          (Zip Code)


Registrant's telephone number, including area code:  (909) 456-4321


        -------------------------------------------------------------
        (Former name or former address, if changed since last report)

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ITEM 5.  OTHER EVENTS.

SALE OF ASSETS OF HYCOMP, INC. SUBSIDIARY

     MicroTel International, Inc. (the "Company") announced that it has sold substantially all the assets of its Hycomp, Inc. subsidiary to SatCon Technology Corporation (Nasdaq SATC) on April 19, 1999 for $750,000 in cash and future quarterly cash payments over the next year based on future sales. HyComp also received reimbursement of $86,000 in expenses incurred after the effective date of the sale. The Company's Press Release announcing the sale is attached as Exhibit A.

                                   EXHIBIT A

                               (BW)(MICROTEL)(MCTL)
                        Business Editors & High Tech Writers

               MICROTEL'S (MCTLC) HYCOMP INC. SUBSIDIARY SELLS ASSETS

           Gain On The Sale Will Be Reflected In MicroTel's First Quarter

ONTARIO, CALIFORNIA, April 20, 1999 --- MicroTel International Inc. (NASDAQ
SmallCap: MCTLC) today announced that its HyComp subsidiary, a manufacturer of hybrid microelectronic circuits, has sold substantially all of its assets. HyComp received $836,000 in cash at the closing and will receive quarterly cash payments over the next year based upon sales by the buyer to certain of HyComp's customers. The buyer acquired all assets except cash and accounts receivable and assumed all liabilities other than commercial and intercompany debt. The gain on the assets sale will be included in MicroTel's first quarter operating results.

MicroTel's Chairman and CEO, Carmine T. Oliva, stated, "This divestment was another step in our strategic plan to exit certain non-core circuits and components businesses. Additionally, while HyComp's sales in 1998 totaled $2.8 million with a pre-tax profit of $63,000, it was unprofitable in the first quarter of 1999 and the prospects for a turnaround within the current calendar year were poor. As we move forward, we continue to focus our business development efforts on our core telecommunications hardware business, an example of which is our recent acquisition of a substantial ownership interest in Digital Transmission Systems, Inc. (OTCBB:DTSX)."

Two potential purchasers had made offers for HyComp's circuits business. HyComp's board of directors chose what it believed to be the stronger purchaser, SatCon Technology Corporation (Nasdaq:SATC) of Cambridge, MA, based upon that purchaser's ability to bring new business to HyComp's operation as well as the fundamental structure of the offer. Contrary to a previous announcement by Cetek, Inc., of Poughkeepsie, N.Y., HyComp's board decided not to accept an offer from Cetek since, in the board's opinion, Cetek lacked the ability to bring to HyComp's business the immediate production volume necessary to operate the business profitably and, additionally, the offer contained a much more complex and less certain payment structure.

MicroTel International, Inc. is a holding company for its three wholly owned subsidiaries - CXR Telcom Corporation in Fremont, CA; CXR, S.A. in Paris, France and XIT Corporation in Ontario, CA. and its 41% owned affiliate company Digital Transmission Systems, Inc. located near Atlanta, Georgia.
CXR Telcom Corporation, CXR, S.A. and Digital Transmission Systems, Inc. design, manufacture and market electronic telecommunication test instruments, wireless and wireline voice, data and video transmission and networking equipment. XIT Corporation designs, manufactures and markets information technology products, including input and display components, subsystem assemblies and power supplies. The Company operates out of facilities in the U.S., France, England and Japan.

The statements in this press release relating to matters that are not historical are forward-looking statements which involve risks and uncertainties including, without limitation, economic and competitive conditions in the markets served by the Company affecting the demand for the Company's products, product pricing, market acceptance, access to distribution channels and other risks detailed from time to time in the Company's Securities and Exchange Commission filings. These risks could cause actual results to differ materially from those anticipated or described herein.

               #                       #                         #


CONTACT:
MicroTel International, Inc. - James P. Butler, 909/391-4321 (VP Finance, CFO)
H. L. Lanzet, Inc. - Herbert or Dee Dee Lanzet, 212/687-0061

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       MICROTEL INTERNATIONAL, INC.


                                       By: /s/ James P. Butler
                                          ------------------------------------
                                           James P. Butler
                                           Chief Financial Officer


Date: April 30, 1999